UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2015

The Asia Tigers Fund, Inc.

(Exact name of registrant as specified in its charter)

Maryland	811-08050	13-3735233
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1735 Market Street, 32nd Floor Philadelphia, PA	19103
(Address of principal executive offices)	(Zip Code)

(866)-839-5205

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 17, 2015, The Asia Tigers Fund, Inc. (the “Fund”) issued a press release, the text of which is attached hereto as Exhibit 99.1, announcing that Mr. J. Marc Hardy has been appointed to the Board of Directors as a Class III Director, a member of the Audit Committee and a member of the Nominating Committee, effective April 16, 2015.

Mr. Hardy is a qualified stockbroker and has been providing investment advice to pension and investment funds for many years through Axys Capital Management. Since October 2010, he is the investment manager of NMHGSF, a large pension fund, and acts as Treasurer to a large group where he uses extensively derivatives products to manage foreign exchange risk and improve profitability. Mr. Hardy has served as a member of the Board Investment Committee of Mauritius Union Group since January 2012, and is a member of several investment committees for highly reputable institutions. He is also a Director of SBM Perpetual Fund, SBM India Fund, Hanover Reinsurance Ltd., MDA Properties Ltd of the ENL Group, and The India Fund, Inc.

The information disclosed under this Item 5.02, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.		Exhibit Description

99.1	—	Press release of the Fund, dated April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Asia Tigers Fund, Inc.

Date: April 17, 2015	By:	/s/ Alan Goodson
Alan Goodson
Principal Executive Officer

Exhibit Index

Exhibit No.		Exhibit Description

99.1	—	Press release of the Fund, dated April 17, 2015.